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EXHIBIT 10.94
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                             SETTLEMENT AGREEMENT


NOW COMES AND APPEARS USURF America, Inc., a corporation organized under the laws of Nevada (hereinafter "USURF'); USURF America (Alabama), lnc., a corporation organized under the laws of the State of Alabama (hereinafter "USURF Alabama"); Knud Nielsen, III, of the full age of majority and domiciled in the State of Alabama (hereinafter "Nielsen"); and Gary Stanley, of the full age of majority and domiciled in the State of Alabama (hereinafter "Stanley").


1. On the 29th day of August, 1999, USURF, USURF Alabama, Stanley, Nielsen and Net 1, Inc. (hereinafter "Net 1") entered into an "Agreement and Plan of Reorganization" (hereinafter the "Plan"). The stated purpose of the Plan was the merger of Net 1 into USURF Alabama and the exchange of the stock held by Nielsen and Stanley in Net 1 for stock in USURF (hereinafter the "acquisition stock").


2. The amount of acquisition stock transferred to Nielsen and Stanley was as follows:


                   Nielsen                       127,500 shares
                   Stanley                       122,500 shares


(hereinafter the "Nielsen shares" and the "Stanley shares").


3. A dispute has arisen by and between the parties regarding the agreements that gave rise to the Plan and the registration of the acquisition shares on behalf of Nielsen and Stanley. This dispute has gone into arbitration and is known as '"In the Matter of the Arbitration between Knud Nielsen, III -and- USURF America. Inc.," bearing No.71 168 00656 99 (hereinafter the "arbitration").


4. Now, in order to compromise and/or settle any and all claims between the parties, their officers, agents, contractors or employees, whether known or unknown. matured or un-matured, including but not limited to those claims that may be related to the Plan, the implementation of the Plan, the acquisition stock, or the arbitration, the parties hereto agree to the following:


a. The acquisition of Net 1 by merger into USURF Alabama under the terms of the Plan is hereby rescinded.


b. Nielsen does hereby tender and return the Nielsen shares to USURF and Stanley does hereby tender and rerum the Stanley shares to USURF.


c. USURF agrees to issue to Nielsen 202,500 shares (hereinafter the "Nielsen settlement shares") and to Stanley, in two certificates of 23,750 shares each, (hereinafter collectively the "Stanley settlement shares"). The consideration for the issuance of the Nielsen settlement shares and the Stanley settlement shares is the compromise and release of any and all claims as described herein by and between the parties, the dismissal of the arbitration with all parties bearing their own costs, the return of the acquisition shares by Nielsen and Stanley for cancellation by USURF, and the rescission of the merger by and between Net 1 and USURF Alabama as called for under the Plan.


d. USURF agrees to deliver to Nielsen the Nielsen settlement shares and to Stanley the Stanley settlement shares within three (3) full business days of the execution of this agreement. USURF further agrees that it will register 100% of the Nielsen settlement shares and the Stanley settlement shares in the name of Nielsen and Stanley, or their assignees, as part of the registration statement that is currently being completed as of the date of the making of this agreement.


e. Nielsen agrees that upon registration of the Nielsen settlement shares that he will not sell his shares within the first sixty (60) days subsequent to the registration other than to sell not more than one-third (1/3rd) of the total number of the Nielsen settlement shares as of the date of the registration of the Nielsen settlement shares and not more than one-third (1/3rd) of the Nielsen settlement shares within each month there after for the following two (2) month from the date of the registration of the Nielsen settlement shares.
f. Stanley, for himself and on behalf of the holders of the Stanley settlement shares, agrees that not more than ten thousand (10,000) shares per day of the Stanley settlement shares will be sold for the first twenty
(20) days after the registration of the Stanley settlement shares.


g. USURF Alabama does hereby transfer, set over, and assign any and all right, title and interest in and to all assets that comprises the property belonging to USURF Alabama acquired in its merger with Net t under the terms of the Plan to Net 1 Telecommunication Services, Inc., including but not limited to, all furniture, fixtures and equipment currently in the possession of Stanley, as well as any and all Internet service provider agreements that USURF Alabama obtained and/or generated during jts operation with its customer base.


h. Nielsen agrees to assume and to hold Stanley, USURF and USURF Alabama harmless from the obligation of the former Net 1 whether or not same may have been assumed by USURF Alabama under the Plan to Regions Bank in the approximately amount of FIFTY THOUSAND AND NO/100 ($50,000.00) DOLLARS as of the date of this agreement.


i. Stanley assumes and agrees to hold Nielsen, USURF and USURF Alabama harmless from any and all other debt of the former Net 1 whether or not same may have been assumed by USURF Alabama under the effectuation of the Plan, or which has arisen since the effectuation of the Plan in the name of Net 1 and/or USURF Alabama.


5. The parties further agree that all parties must approve the contents of any and all public statements made by any party, their officers, agents contractors and employees regarding this Agreement, such approval will not be unreasonably withheld by any party.


6. The parties hereby state that this agreement sets forth the entirety of their understanding, they hereby bind themselves, their successors and assigns to the terms of this agreement and further state that the terms of this agreement cannot be altered and/or modified with the consent, expressed in writing, by all parties to the agreement.


7. The parties agree that upon the default byany party to this agreement of any obligation assumed by a party to this agreement, the party to whom the obligation was owed will give a fifteen (15) day written notice to the defaulting party for the purposes of allowing the defaulting party to undertake a cure of the default. For that purpose, notices shall be given as follows:


        USURF America, Inc. to:                  Patrick F. McGrew
                                                 5757 Corporate Boulevard
                                                 Suite 101
                                                 Baton Rouge, LA 70808


         USURF America (Alabama), Inc. to:       Patrick F. McGrew
                                                 5757 Corporate Boulevard
                                                 Suite 101
                                                 Baton Rouge, LA 70808


         Knud Nielsen, III to:                   Wesley Pipes
                                                 Lyons, Pipes & Cook
                                                 P. 0. Box 2727
                                                 Mobile, AL 36652-2727


         Gary Stanley to:                        James H. Halford, II
                                                 P.O. Box 116
                                                 Brewton, Alabama 36427


8. The parties agree that should this agreement be placed in the hands of an attorney for the purposes of the enforcement of any of its terms or provisions, the prevailing party shall be entitled, in addition to any other relief that may be granted under the terms of this contract, reasonable attorney's fees and all costs of the enforcement actions.


9. This agreement has been executed in multiple originals and is effective against each party on the date inscribed next to the signature for that party. Should all parties not execute the agreement with fifteen (15) days of the date of the first execution by any party, then this agreement shall be considered null and void.


Thus acknowledged on the date inscribed by each party.


                                                USURF America, Inc.


Dated: 10/12/00


                                                By: /s/ David M. Loflin
                                                         David M. Loflin,
President


                SWORN TO AND SUBSCRIBED, before me, Notary, on this 12 day of October 2000.


                                                        /s/
                                               Notary Public


                                                USURF America (Alabama), Inc.


Dated: 10/12/00


                                                By: /s/ David M. Loflin


                SWORN TO AND SUBSCRIBED, before me, Notary, on this 12 day of October 2000.


                                                        /s/
                                               Notary Public



                                                 /s/ Knud Nielsen, III
                                                KNUD NIELSEN, III
Dated: 10/13/00


                SWORN TO AND SUBSCRIBED, before me, Notary, on this 13 day of October 2000.


                                                        /s/
                                               Notary Public



                                                 /s/ Gary Stanley
                                                GARY STANLEY
Dated: 10/13/00


                SWORN TO AND SUBSCRIBED, before me, Notary, on this 13 day of October 2000.


                                                        /s/
                                               Notary Public